UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 25, 2010
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 though 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02               Departure Of Directors Or Certain Officers; Election Of Directors;
Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On August 25, 2010, the Compensation Committee of the Board of Directors of Clearfield, Inc. (the “Company”) cancelled the August 19, 2010 grant of stock options to John P. Hill, the Company’s Chief Operating Officer, and Bruce G. Blackey, the Company’s Chief Financial Officer.  The stock options were cancelled at the request and upon the recommendation of Messrs. Hill and Blackey.  Ms. Cheryl P. Beranek, Chief Executive Officer, made a similar recommendation to the Compensation Committee at its August 19, 2010 meeting that was accepted and accordingly, she was not granted options on August 19, 2010.  While Ms. Beranek and Messrs. Hill and Blackey expressed to the Compensation Committee a variety of factors in support of their recommendations, the primary factor was their desire to provide incentives for Company performance across a broader range of employee groups and departments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Bruce G. Blackey
Dated: August 25, 2010		Bruce G. Blackey, Chief Financial Officer